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                                                                EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                                RADIOSOFT, INC.

                                  STOCKHOLDERS
                                  ------------

     Section 1.01   Place of Meetings.  Each meeting of the stockholders shall
     ------------   -----------------
be held at the principal executive office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a stockholder or stockholders shall be held in the county where the principal executive office of the Corporation is located.

     Section 1.02     Annual Meetings.  Annual meetings of the stockholders may
     ------------     ---------------
be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if an annual meeting has not been held during the immediately preceding 15 months, a stockholder or stockholders holding three
(3) percent or more of the voting power of all shares entitled to vote may demand an annual meeting of stockholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each annual meeting the stockholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

     Section 1.03     Special Meetings.  Special meetings of stockholders may be
     ------------     ----------------
called by the Board of Directors or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by stockholders owning twenty-five percent in amount of the outstanding shares entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice. This By-Law may only be amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors.

     Section 1.04     Meeting Held Upon Stockholder Demand.  Within 30 days
     ------------     ------------------------------------
after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any stockholder or stockholders entitled to call a meeting of the stockholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or annual meeting of stockholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the stockholder or stockholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.
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     Section 1.05   Adjournments.  Any meeting of the stockholders may be
     ------------   ------------
adjourned from time to time to another date, time and place. If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

     Section 1.06   Notice of Meetings.  Unless otherwise required by law,
     ------------   ------------------
written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section
1.05 or as otherwise permitted by law. The business transacted at a special meeting of stockholders is limited to the purposes stated in the notice of the meeting. If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.

     Section 1.07     Waiver of Notice.  A stockholder may waive notice of the
     ------------     ----------------
date, time, place and purpose or purposes of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 1.08     Voting Rights.  Except as otherwise provided by law or by
     ------------     -------------
the Certificate of Incorporation:

     Subdivision 1.    A stockholder shall have one vote for each share held
which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, the stockholder is deemed to have voted all of the shares in that way.

     Subdivision 2.    Corporate action to be taken by stockholder vote,
other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders.

     Subdivision 3.    All elections for directors shall be decided by a
plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

     Section 1.09      Fixing Record Date.  In order that the Corporation may
     ------------      ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the

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date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

     Section 1.10  Proxies.  A stockholder may cast or authorize the casting of
     ------------  --------
a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the stockholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     Section 1.11      Quorum.  Except as otherwise required by law, the
     ------------      ------
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

     In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting until the requisite amount of stock entitled to vote shall be present.

     Section 1.12  Acts of Stockholders.
     ------------  --------------------

     Subdivision 1.    Except as otherwise required by law or specified in
the Certificate of Incorporation or these By-Laws, the stockholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders.

     Subdivision 2.    A stockholder voting by proxy authorized to vote on
less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

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     Section 1.13      Action Without a Meeting.  Any action required or
     ------------      ------------------------
permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, by written action signed by all of the stockholders entitled to vote on that action. The written action is effective when it has been signed by all of those stockholders, unless a different effective time is provided in the written action.

                                   DIRECTORS
                                   ---------

     Section 2.01       Number; Qualifications.  Except as may otherwise be
     ------------       ----------------------
provided in the Certificate of Incorporation or by law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more directors, the members of which shall be at least 21 years of age. Directors shall be natural persons. The stockholders at each annual meeting shall determine the number of directors to constitute the Board, provided that thereafter the authorized number of directors may be increased by the stockholders or the Board and decreased by the stockholders. Directors need not be stockholders.

      Section 2.02      Term.  Each director shall serve for an indefinite term
      ------------      ----
that expires at each annual meeting of the stockholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

     Section 2.03       Newly Created Directorships and Vacancies.  Unless
     ------------       -----------------------------------------
otherwise provided in the Certificate of Incorporation, any newly created directorship resulting from an increase in the number of directors and vacancies occurring on the Board for any reason, except the removal of directors without cause, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director; if there are no directors then in office due to such a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term. Vacancies occurring by reason of the removal of directors without cause shall be filled for the unexpired term by vote of the stockholders unless otherwise provided in the Certificate of Incorporation.

     Section 2.04       Removal of Directors.  Any director or directors may be
     ------------       --------------------
removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     Section 2.05       Resignation.  Any director may resign at any time.  Such
     ------------       -----------
resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 2.06       Place of Meetings.  Each meeting of the Board of
     ------------       -----------------
Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting

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may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

     Section 2.07       Notice of Meetings of the Board.  Annual meetings of the
     ------------       -------------------------------
Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Special meetings of the Board shall be held upon notice to the directors and may be called by the President upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on the written request of any two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 2.08       Waiver of Notice; Previously Scheduled Meetings.
     ------------       -----------------------------------------------

     Subdivision 1.     A director of the Corporation may waive notice of the
date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     Subdivision 2.     If the day or date, time and place of a Board meeting
have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 2.09       Quorum.  The presence in person of a majority of the
     ------------       ------
directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.10       Acts of Board.  Except as otherwise required by law or
     ------------       -------------
specified in the Certificate of Incorporation or these By-Laws, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

     Section 2.11       Participation by Electronic Communications.  A director
     ------------       ------------------------------------------
may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

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     Section 2.12       Absent Directors.  A director of the Corporation may
     ------------       ----------------
give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 2.13        Action Without a Meeting.  An action required or
     ------------        ------------------------
permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring stockholder approval, if the Certificate of Incorporation or these By-Laws so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

     Section 2.14  Committees.
     ------------  ----------

     Subdivision 1.        A resolution approved by the affirmative vote of a
majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.15.

     Subdivision 2.       A committee shall consist of one or more natural
persons, one of whom must be a director, appointed by affirmative vote or a majority of the directors present at a duly held Board meeting.

     Subdivision 3.       Section 2.06 to 2.13 hereof shall apply to committees
and members of committees to the same extent as those sections apply to the Board and directors.

     Subdivision 4.       Minutes, if any, of committee meetings shall be made
available upon request to members of the committee and to any director.

     Section 2.15       Special Litigation Committee.  Pursuant to the procedure
     ------------       ----------------------------
set forth in Section 2.14, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause, to the extent permitted by law, the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and stockholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

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     Section 2.16       Compensation.  The Board may fix the compensation, if
     ------------       ------------
any, of directors.

                                    OFFICERS
                                    --------

     Section 3.01       Number and Designation.  The Corporation shall have one
     ------------       ----------------------
or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person, except the officers of President and Secretary.

     Section 3.02       Chief Executive Officer.  Unless provided otherwise by a
     ------------       -----------------------
resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the stockholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect; and (d) may maintain records of and certify proceedings of the Board and stockholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

     Section 3.03       Chief Financial Officer.  Unless provided otherwise by
     ------------       -----------------------
resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

     Section 3.04       President.  Unless otherwise determined by the Board of
     ------------       ---------
Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

     Section 3.05       Vice Presidents.  Any one or more Vice Presidents, if
     ------------       ---------------
any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the

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Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 3.06       Secretary. The Secretary, unless otherwise determined by
     ------------       ---------
the Board of Directors, shall attend all meetings of the stockholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the stockholders and all meetings of the Board.

     Section 3.07       Treasurer.  Unless otherwise determined by the Board of
     ------------       ---------
Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

     Section 3.08       Authority and Duties.  In addition to the foregoing
     ------------       --------------------
authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors, Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 3.09  Term.
     ------------  ----

     Subdivision 1.        All officers of the Corporation shall hold office
until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

     Subdivision 2.        An officer may resign at any time by giving written
notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

     Subdivision 3.       An officer may be removed at any time, with or without
cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

     Subdivision 4.         A vacancy in an office because of death,
resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

     Section 3.10       Salaries.  The salaries of all officers of the
     ------------       --------
Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

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     Section 3.11       Shares of Other Corporations.  Whenever the Corporation
     ------------       ----------------------------
is the holder of shares of any other corporation, any or all rights and powers of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings, and execution of waivers, consents and proxies) may be exercised on behalf of the Corporation by the Chairman of the Board, the President or by such other person as the Board of Directors may authorize.

                                INDEMNIFICATION
                                ---------------

     Section 4.01       Indemnification.  The Corporation shall indemnify its
     ------------       ---------------
officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Delaware Statutes, as amended from time to time, or as required or permitted by other provisions of law.

     Section 4.02        Insurance.  The Corporation may purchase and maintain
     ------------        ---------
insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                     SHARES
                                     ------
     Section 5.01  Certificated and Uncertificated Shares.
     ------------  --------------------------------------

     Subdivision 1.        The shares of the Corporation shall be either
certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

     Subdivision 2.        Each certificate of shares of the Corporation shall
be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     Subdivision 3.        A certificate representing shares issued by the
Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

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

     Subdivision 4.         A resolution approved by the affirmative vote of a
majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

     Section 5.02       Declaration of Dividends and Other Distributions.  The
     ------------       ------------------------------------------------
Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law and subject to the provisions of the Certificate of Incorporation.

     Section 5.03       Transfer of Shares.  Shares of the Corporation may be
     ------------       ------------------
transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

     Section 5.04       Record Date.  The Board of Directors may fix a time, not
     ------------       -----------
exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the stockholders entitled to receive payment of such dividend or other distribution, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

     Section 5.05       Lost or Destroyed Certificates.  A new certificate of
     ------------       ------------------------------
stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                                 MISCELLANEOUS
                                 -------------

     Section 6.01  Execution of Instruments.
     ------------  ------------------------

     Subdivision 1.     All deeds, mortgages, bonds, checks, contracts and
other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

     Subdivision 2.     If a document must be executed by persons holding
different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

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

     Section 6.02       Advances. The Corporation may, without a vote of the
     ------------       --------
directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     Section 6.03       Corporate Seal.  The seal of the Corporation, if any,
     ------------       --------------
shall be a circular embossed seal having inscribed thereon the name of the Corporation, the year of its creation and the following words:

                           "Corporate Seal Delaware"

     Section 6.04       Fiscal Year.  The fiscal year of the Corporation shall
     ------------       -----------
be determined by the Board of Directors.

     Section 6.05       Amendments.  The Board of Directors shall have the
     ------------       ----------
power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the stockholders to change or repeal the same; provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of stockholders of the Board, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.

     Section 6.06       References to Certificate of Incorporation.  References
     ------------       ------------------------------------------
to the Certificate of Incorporation in these By-Laws shall include all amendments thereto or changes thereof unless specifically excepted.

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